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                                                                  EXHIBIT 99.N.3


[LOGO] McGLADREY & PULLEN, LLP                                         RSM
       -----------------------                                         ---
        Certified Public Accountants and Consultants               international



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of SAL Trust Preferred Fund I on Form N-2 of our report, dated January 15, 1999, relating to the consolidated financial statements of First Southern Bancorp, Inc. and subsidiaries as of and for the years ended December 31, 1998 and 1997. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                             /s/ McGladrey & Pullen, LLP
                                                 McGladrey & Pullen, LLP

Fort Lauderdale, Florida
September 9, 1999


100 N.E. Third Avenue, Suite 600                                 Worldwide
Ft. Lauderdale, Florida 33301-1155                                Services
(954) 462-6300 FAX (954) 462-4607                                  Through
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Boca Raton (561) 368-1402